Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(568,740)
Unrealized Gain (Loss) on Market Value of Futures	(44,340)
Dividend Income	33
Interest Income	123
ETF Transaction Fees	1,000
Total Income (Loss)	$(611,924)

Expenses
Investment Advisory Fee	$4,278
Brokerage Commissions	681
NYMEX License Fee	175
Non-interested Directors' Fees and Expenses	51
Prepaid Insurance Expense	13
Other Expenses	16,440
Total Expenses	21,638
Expense Waiver	(15,371)
Net Expenses	$6,267
Net Gain (Loss)	$(618,191)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/11	$7,175,778
Additions (100,000 Units)	3,532,103
Net Gain (Loss)	(618,191)

Net Asset Value End of Period	$10,089,690
Net Asset Value Per Unit (300,000 Units)	$33.63

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502